Provident Financial Services, Inc. Announces Increased Fourth Quarter and Full-
Year Earnings for 2010 and Declares Quarterly Cash Dividend

JERSEY CITY, NJ, January 28, 2011 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $12.1 million, or $0.21 per basic and diluted share for the quarter ended December 31, 2010, compared to net income of $6.8 million, or $0.12 per basic and diluted share for the quarter ended December 31, 2009.

For the year ended December 31, 2010, the Company reported net income of $49.7 million, or $0.88 per basic and diluted share, compared to a net loss of $121.8 million, or $2.16 per basic and diluted share for the year ended December 31, 2009.  The Company recognized a $152.5 million, or $2.71 per share goodwill impairment charge during the quarter ended March 31, 2009.  Excluding this goodwill impairment charge, net operating income for the year ended December 31, 2009 was $30.7 million, or $0.55 per basic and diluted share.

For the quarter and year ended December 31, 2010, the Company recorded a $904,000, or $0.02 per share, net of tax, impairment charge arising from the anticipated sale and relocation of its administrative building in the first half of 2011.  The carrying value of the existing premises and equipment was adjusted to reflect its current estimated realizable value, net of selling expenses.  The Company expects to realize operational efficiencies and reduced occupancy expense as a result of the relocation.

The improvement in net income for the three months ended December 31, 2010, compared with the same period in 2009, was due in large part to a $4.4 million increase in net interest income, resulting primarily from lower funding costs, a $3.3 million decrease in the provision for loan losses attributable to relative stabilization in credit quality, and lower operating costs of $1.1 million, partially offset by a $4.2 million increase in income tax expense.

Compared with the year ended December 31, 2009, earnings and per share data for the year ended December 31, 2010 reflected a $27.9 million increase in net interest income and lower operating costs of $5.8 million, excluding the goodwill impairment charge incurred in 2009.  These improvements were partially offset by an increase in the provision for loan losses of $5.3 million attributable to year-over-year increases in non-performing loans, downgrades in credit risk ratings, and an increase in commercial loans as a percentage of the total loan portfolio.  Additionally, earnings and per share data for the year ended December 31, 2009 were impacted by an industry-wide special assessment imposed by the FDIC as part of a plan to restore the deposit insurance fund.  The cost of this special assessment to the Company in the second quarter of 2009 was $1.9 million, or $0.03 per basic and diluted share, net of tax.

Christopher Martin, Chairman, President and Chief Executive Officer, commented, “Our earnings growth and stock price appreciation for 2010 were gratifying, especially in light of the difficult economic environment.  The improved credit metrics and reduced non-performing asset formation in the fourth quarter reflect a strengthening of the recovery currently being experienced in our market, but we remain cautious until we see the improvement over an extended period.  As anticipated, charge-offs have accelerated in connection with the resolution of certain troubled assets.”  Martin added, “Loan demand has recently increased, but not yet to pre-crisis levels indicative of a normal economic environment.  Our margin compressed slightly during the quarter, due primarily to accelerated premium amortization resulting from prepayments on mortgage-backed securities.  We continue to manage our operating expenses and look forward to further synergies when we consolidate our administrative offices early in 2011.”

Declaration of Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.11 per common share payable on February 28, 2011, to stockholders of record as of the close of business on February 15, 2011.

Balance Sheet Summary

Total assets at December 31, 2010 were $6.82 billion, a decrease of $11.6 million from $6.84 billion at December 31, 2009.  The decrease was due primarily to decreases in cash and other assets, which were partially offset by increases in investment securities and loans.

Cash and cash equivalents decreased $71.5 million to $52.2 million at December 31, 2010, from $123.7 million at December 31, 2009.  The Company utilized these funds to repay higher-costing maturing certificates of deposit and borrowings, purchase investment securities and originate loans retained for portfolio.

Total investments increased $60.7 million, or 3.6%, during the year ended December 31, 2010.  The increase was primarily due to purchases of Agency-guaranteed mortgage-backed securities.

The Company’s net loans increased $17.6 million, or 0.4%, to $4.34 billion at December 31, 2010, from $4.32 billion at December 31, 2009.  Loan originations totaled $1.1 billion and loan purchases totaled $90.4 million for the year ended December 31, 2010.  Compared to December 31, 2009, multi-family mortgage loans increased $159.5 million and commercial mortgages increased $90.2 million, while residential mortgage loans decreased $105.0 million, construction loans decreased $70.7 million, commercial loans decreased $30.3 million and consumer loans decreased $16.9 million.  The decrease in residential mortgage loans was due in part to the sale of $18.1 million of newly originated 30-year fixed-rate loans as part of the Company’s ongoing interest rate risk management process, along with accelerated loan repayments attributable to the active refinance market.  Commercial real estate, commercial and construction loans represented 55.6% of the loan portfolio at December 31, 2010, compared to 52.5% at December 31, 2009.

At December 31, 2010, the Company’s unfunded loan commitments totaled $732.2 million, including $258.7 million in commercial loan commitments, $75.4 million in construction loan commitments and $69.2 million in commercial mortgage commitments.  Unfunded loan commitments at September 30, 2010 were $823.7 million.

Other assets decreased $13.0 million, or 14.8%, to $74.6 million at December 31, 2010, from $87.6 million at December 31, 2009, primarily due to the settlement of equity fund redemptions that were pending as of December 31, 2009, and the amortization of prepaid FDIC insurance.

Total deposits at December 31, 2010 were $4.88 billion, a decrease of $21.4 million from December 31, 2009.  Core deposits, consisting of savings and demand deposit accounts, increased $207.9 million, or 6.1%, to $3.60 billion at December 31, 2010, compared with December 31, 2009.  The majority of the core deposit increase occurred in retail and business checking deposits.  Time deposits decreased $229.3 million, or 15.2%, to $1.28 billion at December 31, 2010, with the majority of the decrease occurring in the 15-month and shorter maturity categories.  The Company remains focused on cultivating core deposit relationships, while strategically permitting the run-off of certain higher-cost, single-service time deposits.  Core deposits represented 73.8% of total deposits at December 31, 2010, compared to 69.2% at December 31, 2009.

Borrowed funds were reduced by $29.6 million, or 3.0%, during the year ended December 31, 2010, to $969.7 million, as the Company deployed excess liquidity arising from increased core deposit funding.  Borrowed funds represented 14.2% of total assets at December 31, 2010, a reduction from 14.6% at December 31, 2009.

Common stock repurchases for the year ended December 31, 2010 totaled 17,700 shares at an average cost of $10.88 per share.  At December 31, 2010, 2.1 million shares remained eligible for repurchase under the current Board authorization.  At December 31, 2010, book value per share and tangible book value per share were $15.38 and $9.47, respectively, compared with $14.79 and $8.80, respectively, at December 31, 2009.

Results of Operations

Net Interest Margin

The net interest margin for the quarter ended December 31, 2010 was 3.44%, a decrease of 6 basis points from 3.50% for the quarter ended September 30, 2010, and a 28 basis point increase from 3.16% for the quarter ended December 31, 2009.  The decrease in the net interest margin for the three months ended December 31, 2010, versus the trailing quarter resulted from lower yields on the securities and loan portfolios, while the increase from the prior year quarter ended December 31, 2009, was primarily attributable to decreases in the cost of interest-bearing liabilities.  The weighted average yield on interest-earning assets was 4.56% for the three months ended December 31, 2010, compared with 4.74% for the trailing quarter and 4.79% for the three months ended December 31, 2009.  The weighted average cost of interest-bearing liabilities was 1.29% for the quarter ended December 31, 2010, compared with 1.42% for the trailing quarter and 1.83% for the fourth quarter of 2009.  The average cost of deposits for the three months ended December 31, 2010 was 0.94%, compared with 1.05% for the trailing quarter and 1.47% for the same period last year.  The average cost of borrowings for the three months ended December 31, 2010 was 2.92%, compared with 3.15% for the trailing quarter and 3.43% for the same period last year.

For the year ended December 31, 2010, the net interest margin increased 39 basis points to 3.45%, compared with 3.06% for the year ended December 31, 2009.  The weighted average yield on interest-earning assets declined 22 basis points to 4.73% for the year ended December 31, 2010, compared with 4.95% for the year ended December 31, 2009.  However, the weighted average cost of interest-bearing liabilities declined 67 basis points to 1.46% for the year ended December 31, 2010, compared with 2.13% for the same period in 2009.  The average cost of deposits for the year ended December 31, 2010 was 1.09%, compared with 1.79% for the same period last year.  The average cost of borrowings for the year ended December 31, 2010 was 3.18%, compared with 3.50% for the same period last year.

Non-Interest Income

Non-interest income totaled $7.8 million for the quarter ended December 31, 2010, an increase of $734,000 compared to the same period in 2009.  For the quarter ended December 31, 2010, the Company did not incur an other-than-temporary impairment charge on investment securities, while a $529,000 charge was recognized in the fourth quarter of 2009.  Additionally, fee income increased $168,000 for the quarter ended December 31, 2010, compared to the same period in 2009.  The increase in fee income was primarily due to an increase in loan related fees.

For the year ended December 31, 2010, non-interest income totaled $31.6 million, an increase of $100,000, or 0.3%, compared to 2009.  Other income declined $1.3 million for the year ended December 31, 2010, compared with 2009, primarily as a result of a reduction in gains resulting from fewer loan sales and a non-recurring gain recognized on the sale of a Bank-owned parcel of land in 2009.  Fee income for the year ended December 31, 2010 decreased $542,000, or 2.2%, compared to the same period in 2009, primarily as a result of a decrease in equity fund income due to the redemption of equity fund holdings in late 2009.  In addition, net gains on securities transactions declined $513,000 for the year ended December 31, 2010, compared with the same period in 2009.  These net gains on securities transactions totaled $885,000 for the year ended December 31, 2010, compared with net gains of $1.4 million for the same period in 2009.  The Company recognized other-than-temporary impairment charges on securities of $170,000 and $2.0 million during the years ended December 31, 2010 and 2009, respectively.  Income related to Bank-owned life insurance increased $558,000 for the year ended December 31, 2010, compared to the same period in 2009, as a result of appreciation in the cash surrender value and the receipt of policy claim proceeds in the second quarter of 2010.

Non-Interest Expense

For the three months ended December 31, 2010, non-interest expense decreased $1.1 million, or 3.1%, to $36.0 million, compared to $37.1 million for the three months ended December 31, 2009.  FDIC insurance expense decreased $2.0 million for the three months ended December 31, 2010, compared with the same period in 2009.  Other operating expenses decreased $1.4 million for the quarter ended December 31, 2010, compared with the same period last year, as a result of non-recurring charges associated with branch consolidations and sales recorded in the fourth quarter of 2009.  In addition, amortization of intangibles decreased $226,000 for the three months ended December 31, 2010, compared with the same period of 2009, as a result of scheduled reductions in core deposit intangible amortization.  Partially offsetting these decreases, in the fourth quarter of 2010, the Company recognized an impairment charge of $1.5 million related to the anticipated sale and relocation of its administrative building.  Furthermore, compensation and benefits expense increased $1.1 million for the three months ended December 31, 2010, compared with the same period in 2009, due to an increase in stock-based compensation and the accrual for incentive compensation.

Non-interest expense for the year ended December 31, 2010 was $138.7 million.  Excluding the $152.5 million non-cash goodwill impairment charge recorded in the first quarter of 2009, non-interest expense decreased $5.8 million, or 4.0%, from $144.5 million for the year ended December 31, 2009.  FDIC insurance expense decreased $4.1 million to $7.6 million for the year ended December 31, 2010, compared with 2009.  In the prior year, a $3.1 million special assessment was imposed on the Company as part of an industry-wide plan to restore the deposit insurance fund.  In addition, amortization of intangibles decreased $1.3 million for the year ended December 31, 2010, compared with 2009, as a result of scheduled reductions in core deposit intangible amortization and the non-recurring acceleration in core deposit intangible amortization related to the sale of branches in 2009.  Other operating expenses decreased $2.0 million for the year ended December 31, 2010.  This reduction was primarily due to non-recurring costs incurred in 2009 related to branch consolidations and sales, and dissolution of a real estate joint venture.  These decreases were partially offset by a charge recorded in 2010 related to the planned relocation of the Company’s administrative building.

Asset Quality

Total non-performing loans at December 31, 2010 were $97.3 million, or 2.21% of total loans, compared with $103.5 million, or 2.38% of total loans at September 30, 2010, and $84.5 million, or 1.93% of total loans at December 31, 2009.  The $6.2 million decrease in non-performing loans at December 31, 2010, compared with the trailing quarter, was primarily attributable to charge-offs of non-performing commercial and commercial mortgage loans.  At December 31, 2010, impaired loans totaled $47.7 million with related specific reserves of $2.3 million, compared with impaired loans totaling $50.1 million with related specific reserves of $7.8 million at September 30, 2010.  At December 31, 2010, the Company’s allowance for loan losses was 1.56% of total loans, compared with 1.58% of total loans at September 30, 2010, and 1.39% of total loans at December 31, 2009.

The Company recorded provisions for loan losses of $8.9 million and $35.5 million for the three months and year ended December 31, 2010, respectively, compared with provisions of $12.2 million and $30.3 million for the three months and year ended December 31, 2009, respectively.  For the three months and year ended December 31, 2010, the Company had net charge-offs of $8.9 million and $27.5 million, respectively, compared with net charge-offs of $7.1 million and $17.2 million, respectively, for the same periods in 2009.  The allowance for loan losses increased $8.0 million to $68.7 million at December 31, 2010, from $60.7 million at December 31, 2009.  The increase in the loan loss provision for the year ended December 31, 2010, compared with 2009, was attributable to an increase in non-performing loans, downgrades in credit risk ratings and an increase in commercial loans as a percentage of the loan portfolio to 55.6% at December 31, 2010, from 52.5% at December 31, 2009.  At December 31, 2010, the Company held $2.9 million of foreclosed assets, compared with $6.4 million at December 31, 2009.

Income Tax Expense

For the three months ended December 31, 2010, the Company’s income tax expense was $3.8 million, compared with an income tax benefit of $395,000 for the same period in 2009.  For the year ended December 31, 2010, the Company’s income tax expense was $16.6 million, compared with $7.0 million for 2009.  The increase in income tax expense was attributable to increased pre-tax income and a higher effective tax rate. The Company’s effective tax rates were 23.9% and 25.0%, respectively, for the three months and year ended December 31, 2010, compared with (6.2%) and 18.6%, excluding the impact of the goodwill impairment charge recognized in the first quarter of 2009, which was not tax deductible, for the three months and year ended December 31, 2009, respectively.  The increase in the effective tax rates was attributable to increased taxable income for 2010.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products.  The Bank currently operates 81 full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on January 28, 2011 regarding highlights of the Company’s quarter and year ended December 31, 2010 financial results.  The call may be accessed by dialing 1-877-317-6789 (Domestic), 1-866-605-3852 (Canada) or 1-412-317-6789 (International).  Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Condition
December 31, 2010 (Unaudited) and December 31, 2009
(Dollars in Thousands)

Assets	December 31, 2010	December 31, 2009
Cash and due from banks	$51,345	$120,823
Short-term investments	884	2,920
Total cash and cash equivalents	52,229	123,743

Investment securities held to maturity (fair value of
$351,680 at December 31, 2010 (unaudited) and $344,385 at December 31, 2009)	346,022	335,074
Securities available for sale, at fair value	1,378,927	1,333,163
Federal Home Loan Bank stock	38,283	34,276

Loans	4,409,813	4,384,194
Less allowance for loan losses	68,722	60,744
Net loans	4,341,091	4,323,450

Foreclosed assets, net	2,858	6,384
Banking premises and equipment, net	74,257	76,280
Accrued interest receivable	25,257	25,797
Intangible assets	354,220	358,058
Bank-owned life insurance	136,768	132,346
Other assets	74,616	87,601
Total assets	$6,824,528	$6,836,172

Liabilities and Stockholders’ Equity
Deposits:
Demand deposits	$2,706,204	$2,522,732
Savings deposits	893,268	868,835
Certificates of deposit of $100,000 or more	412,155	469,313
Other time deposits	866,107	1,038,297
Total deposits	4,877,734	4,899,177

Mortgage escrow deposits	19,558	18,713
Borrowed funds	969,683	999,233
Other liabilities	35,866	34,494
Total liabilities	5,902,841	5,951,617

Stockholders' Equity:
Preferred stock, $0.01 par value,
50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized,
83,209,293 shares issued and 59,921,065 shares outstanding at
December 31, 2010, and 59,821,850 shares outstanding at
December 31, 2009	832	832
Additional paid-in capital	1,017,315	1,014,856
Retained earnings	332,472	307,751
Accumulated other comprehensive income	14,754	7,731
Treasury stock at cost	(385,094)	(384,973)
Unallocated common stock held by Employee Stock
Ownership Plan	(58,592)	(61,642)
Common stock acquired by the Directors’ Deferred Fee Plan	(7,482)	(7,575)
Deferred compensation – Directors’ Deferred Fee Plan	7,482	7,575
Total stockholders’ equity	921,687	884,555
Total liabilities and stockholders’
Equity	$6,824,528	$6,836,172

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Operations
Three Months and Year Ended December 31, 2010 and 2009
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)
Interest income:
Real estate secured loans	$40,100	$39,528	$160,460	$159,094
Commercial loans	10,463	10,881	41,427	43,057
Consumer loans	6,992	7,643	28,479	31,462
Investment securities	3,145	3,300	12,778	13,419
Securities available for sale and FHLB stock	9,494	12,310	43,143	45,186
Deposits, Federal funds sold and other short-term investments	25	89	247	341
Total interest income	70,219	73,751	286,534	292,559

Interest expense:
Deposits	10,364	16,419	47,705	74,555
Borrowed funds	6,834	8,721	29,864	36,987
Total interest expense	17,198	25,140	77,569	111,542
Net interest income	53,021	48,611	208,965	181,017

Provision for loan losses	8,900	12,150	35,500	30,250

Net interest income after
provision for loan losses	44,121	36,461	173,465	150,767

Non-interest income:
Fees	6,042	5,874	23,679	24,221
Bank-owned life insurance	1,434	1,433	5,948	5,390
Net gain on securities transactions	52	24	885	1,398

Other-than-temporary impairment losses on securities	—	(4,876)	(3,116)	(11,043)
Portion of loss recognized in other comprehensive income (before taxes)	—	4,347	2,946	9,012
Net impairment losses on securities recognized in earnings	—	(529)	(170)	(2,031)

Other income	239	231	1,210	2,474
Total non-interest income	7,767	7,033	31,552	31,452

Non-interest expense:
Goodwill impairment	—	—	—	152,502
Compensation and employee benefits	17,276	16,220	69,865	68,738
Net occupancy expense	4,835	4,900	19,777	20,170
Data processing expense	2,285	2,315	8,984	9,325
FDIC Insurance	1,964	3,968	7,631	11,778
Impairment of premises and equipment	1,528	—	1,528	—
Advertising and promotion	1,126	1,144	4,049	4,291
Amortization of intangibles	865	1,091	3,831	5,111
Other operating expenses	6,095	7,477	23,083	25,121
Total non-interest expense	35,974	37,115	138,748	297,036
Income (loss) before income tax expense	15,914	6,379	66,269	(114,817)
Income tax expense	3,799	(395)	16,564	7,007
Net income (loss)	$12,115	$6,774	$49,705	$(121,824)

Basic earnings (loss) per share	$0.21	$0.12	$0.88	$(2.16)
Average basic shares outstanding	56,687,652	56,380,653	56,572,040	56,275,694

Diluted earnings (loss) per share	$0.21	$0.12	$0.88	$(2.16)
Average diluted shares outstanding	56,687,652	56,380,653	56,572,040	56,275,694

PROVIDENT FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except share data) (Unaudited)
	At or for the Three Months Ended December 31,		At or for the Year Ended December 31,

	2010	2009	2010	2009
STATEMENTS OF OPERATIONS:
Net interest income	$53,021	$48,611	$208,965	$181,017
Provision for loan losses	8,900	12,150	35,500	30,250
Non-interest income	7,767	7,033	31,552	31,452
Non-interest expense (1)	35,974	37,115	138,748	144,534
Operating income before income tax (benefit) expense (2)	15,914	6,379	66,269	37,685
Operating income (2)	12,115	6,774	49,705	30,678
Goodwill impairment charge	—	—	—	152,502
Net income (loss)	12,115	6,774	49,705	(121,824)
Operating basic and diluted earnings per share (1)	$0.21	$0.12	$0.88	$0.55
Per share impact of goodwill impairment charge	—	—	—	$(2.71)
Basic and diluted earnings (loss) per share	$0.21	$0.12	$0.88	$(2.16)
Interest rate spread	3.27%	2.96%	3.27%	2.82%
Net interest margin	3.44%	3.16%	3.45%	3.06%

PROFITABILITY:
Annualized return on average assets (1)	0.70%	0.39%	0.73%	0.46%
Annualized return on average equity (1)	5.19%	3.03%	5.46%	3.36%
Annualized non-interest expense to average assets (1)	2.09%	2.14%	2.05%	2.17%
Efficiency ratio (1), (3)	59.18%	66.70%	57.69%	68.03%

ASSET QUALITY:
Non-accrual loans			$97,264	$84,477
90+ and still accruing loans			—	—
Non-performing loans			97,264	84,477
Foreclosed assets			2,858	6,384
Non-performing loans to
total loans			2.21%	1.93%
Non-performing assets to
total assets			1.47%	1.33%
Allowance for loan losses			$68,722	$60,744
Allowance for loan losses to
non-performing loans			70.66%	71.91%
Allowance for loan losses to
total loans			1.56%	1.39%

AVERAGE BALANCE SHEET DATA:
Assets	$6,825,936	$6,871,063	$6,783,472	$6,672,420
Loans, net	4,298,726	4,288,440	4,274,549	4,303,808
Earning assets	6,107,423	6,135,321	6,057,358	5,915,259
Core deposits	3,638,660	3,366,514	3,511,324	3,024,362
Borrowings	927,209	1,008,844	939,311	1,056,723
Interest-bearing liabilities	5,301,793	5,440,707	5,299,718	5,232,850
Stockholders’ equity	926,439	887,099	910,516	914,218
Average yield on interest-earning assets	4.56%	4.79%	4.73%	4.95%
Average cost of interest-bearing liabilities	1.29%	1.83%	1.46%	2.13%

Notes
(1) Excluding a $152.2 million non-cash goodwill impairment charge for the year ended December 31, 2009.
(2) Operating Income Reconciliation

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net income (loss)	$12,115	$6,774	$49,705	$(121,824)
Goodwill impairment	—	—	—	152,502
Operating income	$12,115	$6,774	$49,705	$30,678

(3) Efficiency Ratio Calculation
	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net interest income	$53,021	$48,611	$208,965	$181,017
Non-interest income	7,767	7,033	31,552	31,452
Total income	$60,788	$55,644	$240,517	$212,469

Non-interest expense (1)	$35,974	$37,115	$138,748	$144,534

Expense/Income:	59.18%	66.70%	57.69%	68.03%

Average Quarterly Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)	December 31, 2010				September 30, 2010
	Average			Average	Average			Average
	Balance		Interest	Yield/Cost	Balance		Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$41,255		$25	0.25%	$126,661		$80	0.25%
Federal Funds Sold and
Other Short-Term Investments	669		-	0.01	1,772		-	0.01
Investment Securities (1)	340,165		3,145	3.70	332,888		3,166	3.80
Securities Available for Sale	1,390,754		8,917	2.56	1,295,983		10,289	3.18
Federal Home Loan Bank Stock	35,854		577	6.38	35,208		394	4.44
Net Loans (2)
Total Mortgage Loans	3,001,810		40,100	5.29	2,982,551		40,426	5.40
Total Commercial Loans	729,672		10,463	5.65	705,135		10,457	5.88
Total Consumer Loans	567,244		6,992	4.89	564,512		7,085	4.96
Total Interest-Earning Assets	6,107,423		70,219	4.56	6,044,710		71,897	4.74

Non-Interest-Earning Assets:
Cash and Due from Banks	80,409				87,488
Other Assets	638,104				636,492
Total Assets	$6,825,936				$6,768,690

Interest-Bearing Liabilities:
Demand Deposits	$2,192,237		4,197	0.76%	$2,096,265		4,476	0.85%
Savings Deposits	891,082		888	0.40	894,724		1,014	0.45
Time Deposits	1,291,265		5,279	1.62	1,363,868		6,081	1.77
Total Deposits	4,374,584		10,364	0.94	4,354,857		11,571	1.05

Total Borrowings	927,209		6,834	2.92	917,076		7,291	3.15
Total Interest-Bearing Liabilities	5,301,793		17,198	1.29	5,271,933		18,862	1.42

Non-Interest-Bearing Liabilities	597,704				577,680
Total Liabilities	,5,899,497				5,849,613
Stockholders’ Equity	926,439				919,077
Total Liabilities & Stockholders’ Equity	$6,825,936				$6,768,690

Net interest income			$53,021				$53,035

Net interest rate spread				3.27%				3.32%
Net interest-earning assets	$805,630				$772,777

Net interest margin (3)				3.44%				3.50%
Ratio of interest-earning assets to
interest-bearing liabilities	1.15	x			1.15	x

(1) Average outstanding balance amounts shown are amortized cost.
               (2)  Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous year, inclusive.

	12/31/10	9/30/10	6/30/10	3/31/10	12/31/09
	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.
Interest-Earning Assets:
Securities	2.80%	3.11%	3.34%	3.37%	3.40%
Net Loans	5.30%	5.42%	5.41%	5.40%	5.39%
Total Interest-Earning Assets	4.56%	4.74%	4.81%	4.80%	4.79%

Interest-Bearing Liabilities:
Total Deposits	0.94%	1.05%	1.13%	1.26%	1.47%
Total Borrowings	2.92%	3.15%	3.27%	3.36%	3.43%
Total Interest-Bearing Liabilities	1.29%	1.42%	1.51%	1.64%	1.83%

Interest Rate Spread	3.27%	3.32%	3.30%	3.16%	2.96%
Net Interest Margin	3.44%	3.50%	3.48%	3.35%	3.16%
Ratio of Interest-Earning Assets to
Interest-Bearing Liabilities	1.15x	1.15x	1.14x	1.14x	1.13x

Average YTD Balance
NET INTEREST MARGIN ANALYSIS
(Unaudited) (Dollars in thousands)	December 31, 2010				December 31, 2009
	Average			Average	Average			Average
	Balance		Interest	Yield/Cost	Balance		Interest	Yield/Cost
Interest-Earning Assets:
Deposits	$98,940		$247	0.25%	$121,557		$304	0.25%
Federal Funds Sold and
Other Short-Term Investments	1,951		—	0.01	25,790		37	0.14
Investment Securities (1)	335,080		12,778	3.81	339,154		13,419	3.96
Securities Available for Sale	1,311,859		41,322	3.15	1,089,032		43,338	3.98
Federal Home Loan Bank Stock	34,979		1,821	5.21	35,918		1,848	5.15
Net Loans (2)
Total Mortgage Loans	2,984,736		160,460	5.38	2,970,533		159,094	5.36
Total Commercial Loans	719,722		41,427	5.76	732,585		43,057	5.88
Total Consumer Loans	570,091		28,479	5.00	600,690		31,462	5.24
Total Interest-Earning Assets	6,057,358		286,534	4.73	5,915,259		292,559	4.95

Non-Interest-Earning Assets:
Cash and Due from Banks	79,024				92,378
Other Assets	647,090				664,783
Total Assets	$6,783,472				$6,672,420

Interest-Bearing Liabilities:
Demand Deposits	$2,096,259		18,369	0.88%	$1,672,379		22,710	1.36%
Savings Deposits	886,963		4,061	0.46	874,281		6,284	0.72
Time Deposits	1,377,185		25,275	1.84	1,629,467		45,561	2.80
Total Deposits	4,360,407		47,705	1.09	4,176,127		74,555	1.79

Total Borrowings	939,311		29,864	3.18	1,056,723		36,987	3.50
Total Interest-Bearing Liabilities	5,299,718		77,569	1.46	5,232,850		111,542	2.13

Non-Interest-Bearing Liabilities	573,238				525,352
Total Liabilities	5,872,956				5,758,202
Stockholders’ Equity	910,516				914,218
Total Liabilities & Stockholders’ Equity	$6,783,472				$6,672,420

Net interest income			$208,965				$181,017

Net interest rate spread				3.27%				2.82%
Net interest-earning assets	$757,640				$682,409

Net interest margin (3)				3.45%				3.06%
Ratio of interest-earning assets to
interest-bearing liabilities	1.14	x			1.13	x

(1) Average outstanding balance amounts shown are amortized cost
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets

The following table summarizes the net interest margin for the previous three years, inclusive.

	Year Ended
	12/31/10	12/31/09	12/31/08
Interest-Earning Assets:
Securities	3.15%	3.66%	4.61%
Net Loans	5.39%	5.43%	5.77%
Total Interest-Earning Assets	4.73%	4.95%	5.50%

Interest-Bearing Liabilities:
Total Deposits	1.09%	1.79%	2.40%
Total Borrowings	3.18%	3.50%	3.73%
Total Interest-Bearing Liabilities	1.46%	2.13%	2.72%

Interest Rate Spread	3.27%	2.82%	2.78%
Net Interest Margin	3.45%	3.06%	3.11%
Ratio of Interest-Earning Assets to
Total Interest-Bearing Liabilities	1.14x	1.13x	1.14x